SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2003

BLYTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13026	36-2984916
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One East Weaver Street, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 661-1926

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

Blyth, Inc. (the “Company”) recently became aware of an issue involving its 401(K) and profit sharing plan. Effective April 1, 2002, the Company amended the plan to permit participants to direct voluntary contributions to be invested in the Company’s common stock, and to permit other investments in the plan to be transferred into Company common stock.  These amendments, which were undertaken for greater ease in administration of the plan, may have had the effect of causing the continued operation of the plan since April 1, 2002 to be deemed to be an offering of securities that should have been registered under the 1933 Act.  If the interests should have been registered, the failure of the Company to register interests in the plan may entitle participants to remedies under the 1933 Act, including rescission or damages.  Upon learning of the foregoing events, the Company is terminating the ability of participants to make new investments in Company common stock, with the effect of terminating any potential future violations.  The Company is also investigating its obligations to undertake any curative action which may be required under the applicable securities laws, the Internal Revenue Code and ERISA.  While the Company cannot predict the possible effect of federal or state regulatory action, the Company does not believe that its failure to register the interests in the plan will have a material adverse effect on the Company’s financial position or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: October 17, 2003	By:	/s/ Robert H. Barghaus
Name: Robert H. Barghaus
Title: Vice President & Chief Financial Officer